UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2010
NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-2960	72-1123385

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Research Forest Drive, Suite 100 The Woodlands, TX	77381

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 362-6800
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit 99.1

Item 7.01 Regulation FD Disclosure.
Newpark Resources, Inc. (“Newpark”) has prepared a company fact sheet (the “Company Fact Sheet”) that management intends to use from time to time after March 5, 2010 in presentations about Newpark’s operations and performance. Newpark may use the Company Fact Sheet, possibly with modifications, in presentations to current and potential investors, lenders, creditors, insurers, vendors, customers, employees and others with an interest in Newpark and its business.
The information contained in the Company Fact Sheet is summary information that should be considered in the context of Newpark’s filings with the Securities and Exchange Commission and other public announcements that Newpark may make by press release or otherwise from time to time. The Company Fact Sheet speak as of the date of this Current Report on Form 8-K. While Newpark may elect to update the Company Fact Sheet in the future or reflect events and circumstances occurring or existing after the date of this Current Report on Form 8-K, Newpark specifically disclaims any obligation to do so. The Company Fact Sheet are furnished as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference. The Company Fact Sheet will also be posted in the Investor Information section of Newpark’s website, http://www.newpark.com for 90 days.
The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in this Current Report on Form 8-K (including Exhibit 99.1 referenced in Item 9.01 below) shall not be incorporated by reference into any registration statement, report or other document filed by Newpark pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1	Company Fact Sheet.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
Dated: March 8, 2010	By:	/s/ James E. Braun
James E. Braun, Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Company Fact Sheet.